                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8-K/A
                              AMENDMENT NO. 1


             Current Report Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):       November 30, 1995



                             PCT HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)


           Nevada                      0-26088             87-0431483
      (State or other                (Commission         (IRS Employer
      jurisdiction of                File Number)      Identification No.)
      incorporation or
       organization)

 434 Olds Station Road, Wenatchee, WA                        98801
(Address of Principal Executive Office)                    (Zip Code)

Registrant's telephone number, including area code:     (509) 664-8000



                                    None
       (Former name or former address, if changed since last report)

Item 2. Acquisition of Assets
-----------------------------

     On December 1, 1995 (the "Effective Date"), PCT Holdings, Inc., a Nevada corporation (the "Company"), effected a merger (the "Merger") between a subsidiary of the Company that was formed for such purpose and Morel Industries, Inc., a Washington corporation ("Morel"). The Merger was effected pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") between and among the Company, Morel, Stephen L. Morel and Mark Morel (together, the "Shareholders"), and Morel Acquisition Corporation, a Washington corporation and wholly-owned subsidiary of the Company. As a result of the Merger, the Company acquired a significant amount of assets otherwise than in the ordinary course of business.

     As consideration for the Company's acquisition by merger of Morel, the Company tendered to the Shareholders 900,000 shares of the Company's authorized but previously unissued common stock (the "Shares") upon surrender and cancellation of all of the issued and outstanding stock of Morel. As a result of the Merger, the Shareholders own an aggregate of 12.5% of the shares of the Company's common stock outstanding as of the Effective Date, and the Company owns all of the outstanding capital stock of Morel. The parties to the Merger Agreement valued the Shares at $4.75 per share, the closing bid price for the common stock of the Company as quoted on the NASDAQ SmallCap Market on the Effective Date. The purchase price was determined pursuant to arms-length negotiations between the Company and the Shareholders.

     In connection with the Merger, the Company entered into a registration rights agreement with the Shareholders, pursuant to which the Company granted to the Shareholders the right to have up to 50% of the Shares registered, at the Company's expense, on an equal basis with other shareholders of the Company, if the Company proposes, within two years after the date of closing, to register any of its common stock under the Securities Act of 1933, as amended (except for registrations (i) under compensation plans on Form S-8 or any successor form or (ii) in connection with the acquisition by merger, tender offer or otherwise of another public company).

     Prior to the Merger, no material relationship existed between Morel and the Company or any of its affiliates, directors, officers, or their associates, except that Morel and certain subsidiaries of the Company transacted business from time to time in the ordinary course of business.

     Morel's purchase of its Entiat, Washington, facility was financed by the Chelan County Development Corporation (the "Lender"). The Company has guaranteed repayment of that financing in exchange for the Lender's consent to the Merger. Prior to the Merger, Morel owned or leased the equipment used in its business. After the Merger, Morel intends to continue to use the same equipment (whether owned or leased) for the same business purposes for which they were employed by Morel prior to the Merger.

     Morel was incorporated in 1946, and its primary business has been the operation of a foundry that designs and manufactures precision cast metal parts for the aerospace and automotive industries. After the Merger, Morel has continued, and presently intends to continue, the business operations described above. Morel owns and occupies its facility located at 14351 Shamel Street, Entiat, WA 98822. The principal executive office of Morel will be at the Company's headquarters in Wenatchee, Washington.

     As of January 26, 1995, the Company entered into an agreement (the "Agreement") with the Shareholders, pursuant to which the Shareholders returned to the Company an aggregate of 250,000 of the 900,000 shares of the Company's common stock that were acquired by the Shareholders as a result of the Merger. As a result, the Shareholders' aggregate ownership of the Company's common stock was reduced to 650,000 shares, or approximately 9.3% of the common stock of the Company outstanding as of the date of the Agreement (after giving effect to the return of shares). The number of shares of the Company's common stock returned by the Shareholders was negotiated at arms' length between the Company and the Shareholders based on Morel's audited financial statements for its fiscal year ended June 30, 1995. These financial statements became available to the parties after the closing of the Merger.


Item 7. Financial Statements and Exhibits
-----------------------------------------

     A.   Financial Statements
          --------------------

          Presented on the following pages 4 through 33 are (i) a Table of Contents for the supplementary financial information presented herein; (ii) management's introduction and notes to the supplemental financial information; (iii) the Report of Independent Accountants and the accompanying audited balance sheet of Morel Industries, Inc., as of June 30, 1995, and the related statements of operations, changes in stockholders' equity, and cash flows for the fiscal year then ended; and (iv) proforma supplemental financial statements combining the Company's historical financial statements with those of the acquired entity.

PCT HOLDINGS, INC.
TABLE OF CONTENTS FOR SUPPLEMENTARY FINANCIAL INFORMATION
FORM 8-K FINANCIAL DISCLOSURE - POOLING OF INTEREST
TRANSACTION WITH MOREL INDUSTRIES, INC.


SUPPLEMENTARY FINANCIAL INFORMATION                                   PAGE
-----------------------------------                                   ----

1.        Management's introduction and notes to the
          supplemental financial information, including
          incorporation by reference of the audited
          financial statements of the Company at and for the
          annual periods ended May 31, 1995 and 1994
          previously filed with the Commission in
          conjunction with the Company's annual report on
          Form 10-KSB; and the unaudited quarterly financial
          statements at and for the quarterly periods
          ended August 31, 1995 and 1994 previously filed
          with the Commission in conjunction with the
          Company's quarterly report on Form 10-QSB.                   5

2.        Audited Financial Statements of Morel
          Industries, Inc. at and for the annual periods
          ended June 30, 1995 and 1994.                                6

3.       Proforma supplemental financial statements
         combining the Company's historical financial
         statements with those of the acquired entity,
         Morel Industries, Inc., including the balance
         sheets, income statements and statements of cash
         flow, as follows:                                            19

          a.   At and for the quarterly periods ended August
               31 and September 30, 1995;                             21

          b.   At and for the annual periods ended May 31
               and June 30, 1995;                                     23

          c.   At and for the annual periods ended May 31
               and June 30, 1994; and                                 28

          d.   Quarterly periods ended August 31 and
               September 30, 1994 (Income Statements and
               Cash Flow only).                                       32

PCT HOLDINGS, INC.
SUPPLEMENTARY FINANCIAL INFORMATION FOR FORM 8-K
MANAGEMENT'S INTRODUCTION AND NOTES THERETO


The financial statements included and incorporated herein include the financial statements of the registrant, PCT Holdings, Inc., and the financial statements of Morel Industries, Inc., the acquired entity. Proforma supplementary financial information combining the two entities has been prepared in form and content in reference to these financial statements and the associated notes. Management has not chosen to eliminate or adjust the historical financial information since it considers that any material changes to the operations of the two entities will or may not occur until a time significantly after the business combination, and are therefore not estimable at this time. Captions have been modified slightly to allow consistency in reporting the proforma combined results of the two entities accounted for as a pooling of interest. Earnings per share on the related income statements reflects the shares issued by the registrant in the business combination as if issued at the beginning of the periods.

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Morel Industries, Inc.
Entiat, Washington

     We have audited the accompanying balance sheets of Morel Industries, Inc. as of June 30, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Morel
Industries, Inc. at June 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ BDO SEIDMAN, LLP

November 8, 1995, except as to
Notes 4 and 9 which date is December 1, 1995
Seattle, Washington

                           MOREL INDUSTRIES, INC.
                               BALANCE SHEETS

June 30,                                     1995                   1994
---------------------------------------------------------------------------
ASSETS (Note 4)
CURRENT ASSETS
    Cash                                  $  151,825             $  636,114
    Accounts receivable (Note 3)           1,395,527              1,415,762
    Project receivable (Note 8)              126,000                897,656
    Inventories (Notes 1 and 3)              936,311                821,021
    Prepaid expenses and other               112,728                 28,970
                                          ----------             ----------
Total Current Assets                       2,722,391              3,799,523
PROPERTY AND EQUIPMENT, less accumulated
depreciation (Notes 2 and 3)               6,667,079              2,625,767
RECEIVABLE FROM STOCKHOLDERS                     ---                111,403
DEFERRED BOND COSTS                           24,745                    ---
                                          ----------             ----------
                                          $9,414,215             $6,536,693
                                          ==========             ==========

                           MOREL INDUSTRIES, INC.
                               BALANCE SHEETS


June 30,                                                  1995           1994
------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Line-of-credit (Note 3)                            $  968,539   $  889,554
    Accounts payable                                    1,106,331      937,286
    Accrued expenses                                      540,622      454,141
    Current maturities of long-term debt
    (Note 4)                                            1,001,781      103,149
    Pre-billed moving expenditures (Note 8)                  --        768,500
                                                       ----------   ----------
Total Current Liabilities                               3,617,273    3,152,630
                                                       ----------   ----------
DEFERRED SALES TAX                                        144,891         --
LONG-TERM DEBT, net of current
maturities (Note 4)                                     2,147,672         --
DEFERRED INCOME TAXES (Note 6)                            727,848      681,645
                                                       ----------   ----------
Total Liabilities                                       6,637,684    3,834,275
                                                       ----------   ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (Note 9)
    Common stock, $100 par value; 2,500
       shares authorized; 416 shares
       issued and outstanding                              41,600       41,600
    Common stock, non-voting, $2,000 par
       value; 2,500 shares authorized;
       87.5 shares issued and outstanding                 175,000      175,000
    Additional paid-in capital                            825,938      825,938
    Retained earnings                                   1,733,993    1,659,880
                                                       ----------   ----------
Total Stockholders' Equity                              2,776,531    2,702,418
                                                       ----------   ----------
                                                       $9,414,215   $6,536,693
                                                       ==========   ==========

See accompanying summary of accounting policies and notes to financial statements.

                           MOREL INDUSTRIES, INC.
                            STATEMENTS OF INCOME


Years Ended June 30,                                  1995            1994
-----------------------------------------------------------------------------
SALES                                            $ 10,707,838    $  9,895,578
COST OF SALES                                       9,622,768       8,327,254
Gross Profit                                        1,085,070       1,568,324
OPERATING EXPENSES                                  1,189,553       1,240,742
                                                 ------------    ------------
Income (Loss) from Operations                        (104,483)        327,582
                                                 ------------    ------------
OTHER INCOME (EXPENSE)
    Interest income                                    30,844          18,326
    Interest expense                                 (267,477)       (130,500)
    Realized recovery (loss) on investment             28,881         (77,471)
    Other expense                                     (13,886)        (40,235)
                                                 ------------    ------------
Total Other Income (Expense)                         (221,638)       (229,880)
                                                 ------------    ------------
Income (Loss) Before Extraordinary Item              (326,121)         97,702
EXTRAORDINARY ITEM, gain on sale of
    foundry less applicable income
    taxes of $151,789 and $988,134
    (Note 8)                                          294,648       1,918,142
                                                 ------------    ------------
Income (Loss) Before Income Taxes                     (31,473)      2,015,844
Deferred Income Tax (Provision)
     Benefit (Note 6)                                 105,586         (38,708)
                                                 ------------    ------------
Net Income                                       $     74,113    $  1,977,136
                                                 ============    ============

See accompanying summary of accounting policies and notes to financial statements.

                           MOREL INDUSTRIES, INC.
                     STATEMENTS OF STOCKHOLDERS' EQUITY



                                        Non-voting    Additional    Retained
                            Common        Common       Paid-in      Earnings
                            Stock         Stock        Capital      (Deficit)        Total
                         ------------  -----------   -----------   ------------   -----------
BALANCE, July 1, 1993    $    41,600   $   175,000   $   825,938   $  (317,256)   $   725,282

Net income                      --            --            --       1,977,136      1,977,136
                         -----------   -----------   -----------   -----------    -----------

BALANCE, June 30, 1994        41,600       175,000       825,938     1,659,880      2,702,418

Net income                      --            --            --          74,113         74,113
                         -----------   -----------   -----------   -----------    -----------

BALANCE, June 30, 1995   $    41,600   $   175,000   $   825,938   $ 1,733,993    $ 2,776,531
                         ===========   ===========   ===========   ===========    ===========

See accompanying summary of accounting policies and notes to financial statements.

                           MOREL INDUSTRIES, INC.
                          STATEMENTS OF CASH FLOW

Years Ended June 30                                   1995           1994
----------------------------------------------------------------------------
  CASH FLOWS FROM OPERATING ACTIVITIES
      Net income                                  $    74,113    $ 1,977,136
                                                  -----------    -----------
      Adjustments to reconcile net income
      to net cash provided by (used in)
      operating activities:
         Gain on sale of foundry                     (294,648)    (1,918,142)
         Depreciation and amortization                356,600        112,241
         Deferred income taxes                       (105,586)        38,708
         Settlement of stockholder                    111,403           --
         receivable as a bonus
         Changes in operating assets and
         liabilities:
            Decrease (increase) in assets:
                Accounts receivable                    20,235       (194,725)
                Inventories                          (115,290)      (118,583)
                Prepaid expenses and other            (83,758)       (17,096)
            Increase (decrease) in
            liabilities
                Accounts payable                      169,045       (262,525)
                Accrued expenses                       86,481        247,960
                                                  -----------    -----------
  Net Cash Provided by (Used in)
  Operating Activities                                218,595       (135,026)
                                                  -----------    -----------
  CASH FLOWS FROM INVESTING ACTIVITIES
      Proceeds from sale and relocation             2,508,860      3,336,528
      of foundry
      Acquisition of property and                  (4,492,197)    (1,937,427)
      equipment
      Payment of relocation costs                  (1,963,807)      (512,761)
      Increase in deferred sales tax                  144,891           --
      Increase in receivable from
      stockholder                                        --         (111,403)
                                                  -----------    -----------
  Net Cash Provided by (Used in)                   (3,802,253)       774,937
                                                  -----------    -----------
  Investing Activities
  CASH FLOWS FROM FINANCING ACTIVITIES
      Increase (decrease) in line-of-                  78,985         89,555
      credit
      Proceeds from long-term borrowings            3,438,868           --
      Principal payments on long-term                (392,564)      (435,660)
      debt
      Increase in deferred bond costs                 (25,920)          --
                                                  -----------    -----------
  Net Cash Provided by (Used in)
  Financing Activities                              3,099,369       (346,105)
                                                  -----------    -----------
  Net Increase (Decrease) in Cash                    (484,289)       293,806
  CASH, beginning of period                       $   636,114    $   342,308
                                                  -----------    -----------
  CASH, end of period                             $   151,825    $   636,114
                                                  ===========    ===========
  SUPPLEMENTAL CASH FLOWS DISCLOSURE:
      Cash paid for interest                      $   260,733    $   130,500
                                                  ===========    ===========

See accompanying summary of accounting policies and notes to financial statements.

                           MOREL INDUSTRIES, INC.
                       SUMMARY OF ACCOUNTING POLICIES



NATURE OF BUSINESS  Morel Industries, Inc. ("Morel") is
AND SIGNIFICANT     a manufacturer of aluminum castings located in Entiat,
CUSTOMER            Washington. During 1994, Morel changed its name from Morel
                    Foundry Corporation to emphasize Morel's expanding capabilities in machining and powder coat painting.
                    In 1995 and 1994 sales to a major customer in the Class 8 truck industry were 75% and 78% of total sales.

INVENTORIES         Inventories are valued at the lower of cost (first-in,
                    first-out) or market. Work-in-process is valued at the lower of estimated cost or market. Estimated cost is derived through an analysis of historical gross profit margins.

PROPERTY AND        Property and equipment is recorded at cost and is
EQUIPMENT           depreciated using the straight-line method over estimated
                    useful lives as follows:
                                                                         Years
                    ----------------------------------------------------------
                    Office equipment                                      3-7
                    Foundry equipment                                     7-10
                    Building                                             15-40
                    ----------------------------------------------------------

                    Expenditures for repairs and maintenance which do not extend the useful life of the related asset are expensed as incurred.

INCOME TAXES        Deferred taxes are provided for temporary differences in
                    the basis of assets and liabilities for book and income tax reporting purposes. If it is more likely than not that some of a deferred tax asset will not be realized, a valuation allowance is recognized.

                           MOREL INDUSTRIES, INC.
                       NOTES TO FINANCIAL STATEMENTS

NOTE 1:             Inventories consisted of the following:
Inventories
                    June 30,                             1995           1994
                    ----------------------------------------------------------
                    Work-in-process                    $695,411       $593,064
                    Raw materials                       112,538        100,812
                    Foundry supplies                    128,362        127,145
                    ----------------------------------------------------------
                    Total inventories                  $936,311       $821,021
                    ==========================================================

NOTE 2:             Property and equipment consisted of the following:
Property and
Equipment
                    June 30,                             1995         1994
                    ----------------------------------------------------------
                    Machinery, equipment and
                    furniture                         $3,768,755   $2,874,282
                    Land and building                  3,684,314      823,844
                    Accumulated depreciation            (785,990)  (1,072,359)
                    ----------------------------------------------------------
                    Net property and equipment        $6,667,079   $2,625,767
                    ==========================================================

NOTE 3:             Morel has a line-of-credit with a bank with interest at
Line-of-Credit      bank's prime rate (9% at June 30, 1995) plus 2%.  The
                    agreement allows Morel to borrow up to the lesser of $1,000,000 or 80% of eligible accounts receivable as defined by the bank. At June 30, 1995, $968,539 was outstanding and $31,461 was available for borrowing.
                    The line-of-credit is secured by accounts receivable, inventories and equipment and is personally guaranteed by the stockholders, see Notes 4 and 9.

                    June 30,                             1995         1994
                    --------------------------------------------------------
                    Industrial revenue bond
                    payable to a bank with
                    monthly payments of
                    $19,252, including
                    interest at 8.12% through
                    November 2009, secured by
                    land, building and equipment,
                    and personally guaranteed by
                    the stockholders                   $1,953,154         --

                    Note payable to a supplier
                    with quarterly interest
                    payments of 12% on the
                    outstanding balance;
                    principal due February 1996
                    and 1997, secured by property
                    and equipment                         277,291         --

                    Note payable to an organization
                    with monthly payments of
                    $1,718, including interest at
                    10.5% through September 2000,
                    secured by personal residences
                    and guarantee of the
                    stockholders                          100,000         --

                    Note payable to an individual,
                    interest only at 14% through
                    September 30, 1995, when interest
                    increases to 15%. Due in
                    full in March 1996. Secured by
                    substantially all assets of
                    Morel and subordinated to
                    the industrial revenue bond           500,000         --

                    Notes payable to suppliers
                    with monthly payments of
                    $757 to $44,543 including
                    interest at 10%. Unsecured
                    with maturities through
                    February 1996                         318,320         --

                    Note payable to a supplier in
                    quarterly installments of
                    $25,000, plus interest at 12%
                    through May 1995, unsecured           100,000         --

                    Other                                     688      3,149
                    --------------------------------------------------------
                                                       $3,149,453   $103,149
                    Less current maturities             1,001,781    103,149
                    --------------------------------------------------------

                    Total Long-Term Debt               $2,147,672         --
                    ========================================================

                    Scheduled maturities of long-term debt as of June 30, 1995, are as follows:

                    ----------------------------------------------------------
                    1996                                            $1,001,781
                    1997                                               270,316
                    1998                                               100,415
                    1999                                               109,207
                    2000                                               118,774
                    Thereafter                                       1,548,960
                    ----------------------------------------------------------
                    Total                                           $3,149,453
                    ==========================================================

                    Morel's line-of-credit and industrial revenue bond agreements require, among other matters, that Morel maintain minimum working capital, tangible net worth and debt to tangible net worth ratios. Morel was not in compliance with the covenants at June 30, 1995. In conjunction with the merger of Morel on December 1, 1995, the bank provided a waiver of the covenants through November 30, 1995, and restructured the covenants through the expiration of the agreements, see Note 9. Management believes Morel will be in compliance with the covenants through June 30, 1996.

NOTE 5:             Morel leases equipment and vehicles under noncancelable
Commitments and     operating leases.  Future minimum lease payments are as
Contingencies       follows:
                    ----------------------------------------------------------
                    1996                                               $32,336
                    1997                                                22,142
                    1998                                                 5,092
                    1999                                                 1,796
                    2000                                                   974
                    ----------------------------------------------------------
                                                                       $62,340
                    ==========================================================

                    Rent expense for the years ended June 30, 1995 and 1994, was $57,386 and $66,669.

                    During the normal course of business, matters arise which may ultimately subject Morel to claims and litigation. Management believes that the resolution of these matters will not have a material adverse effect on Morel's financial condition.

NOTE 6:             Deferred tax liabilities are comprised of the following:
Income Taxes
                    ----------------------------------------------------------
                    June 30,                          1995            1994
                    ----------------------------------------------------------
                    Property and equipment        $(1,227,233)    $(1,065,361)
                    Officers' bonus                    93,424          47,964
                    Other                              58,502          39,782
                    Net operating loss
                      carryforward                    347,459         295,970
                    ----------------------------------------------------------
                                                    $(727,848)      $(681,645)
                    ==========================================================

                    Morel has net operating loss carryforwards of approximately $1,022,000 with expiration dates through fiscal year 2010. The difference between Morel's effective income tax rate and the statutory rate of 34% consists of the following:

                    June 30,                             1995           1994
                    -----------------------------------------------------------
                    Income tax (provision) benefit
                      at the statutory rate            $110,881       $(33,219)
                    Amortization of goodwill                 --         (2,487)
                    Meals and entertainment              (3,426)        (1,388)
                    Officer's life insurance             (1,869)        (1,614)
                    -----------------------------------------------------------
                                                       $105,586       $(38,708)
                    ===========================================================

NOTE 7:             Morel participates in a multi-employer pension plan
Employee Benefit    pursuant to an agreement between Morel and its employee
Plans               bargaining unit.  Although the plan is a defined
                    benefit plan, the specific benefit levels are not negotiated with or known by Morel. Contributions expense related to the plan was $36,014 and $29,411 for the years ended June 30, 1995 and 1994. Subsequent to year end, Morel's collective bargaining agreement expired and was not renewed. Accordingly, Morel no longer participates in the multi-employer plan. Morel has a 401(k) employee benefit plan for those employees who meet the eligibility requirements set forth in the plan. Eligible employees may contribute up to 15% of their compensation. Morel's annual contribution to the plan is determined by the board of directors. Morel made no contributions during the years ended June 30, 1995 and 1994.

NOTE 8:             In 1994, Morel was required to sell its facility in
Sale of Foundry     Seattle, Washington, to the Port of Seattle (the Port).
Property            Under terms of the sale Morel received $2,533,000 for the
                    facility and $3,626,000 for relocation costs.  In March
                    1994, Morel purchased a facility in Entiat, Washington, and began operations in Entiat during August 1994.

                    For financial statement purposes, Morel recognized an extraordinary gain of $294,648 and $1,918,142 for the years ended June 30, 1995 and 1994. For tax reporting purposes, Morel retained its original basis in the assets sold and, accordingly, did not recognize a taxable gain.

                    At June 30, 1995 and 1994, Morel was due $126,000 and $897,656 from the Port for relocation costs. During the year ended June 30, 1994, Morel billed the Port $768,500 for relocation costs which had not yet been incurred, and which are recorded in the accompanying balance sheet as a liability.

NOTE 9:             On December 1, 1995, Morel entered into an agreement to
Subsequent Events   merge with PCT Holdings, Inc. (PCTH), in a transaction
                    expected to be accounted for as a pooling of interests.
                    PCTH serves as a holding company for subsidiaries providing sealed connectors and components, ceramic capacitors and filters and machined aluminum parts for the medical, energy, aerospace, communications and electronics industries.

                    Morel has reported a loss before extraordinary item of $362,121 in 1995 and as of June 30, 1995, has a working capital deficit of $894,822. Additionally, at June 30, 1995, Morel was in violation of certain debt covenants on the line-of-credit and industrial revenue bond agreements. Subsequent to the merger, PCTH provided Morel with $1 million of working capital. The proceeds of the loan were used primarily to repay $500,000 of the industrial revenue bond. The balance was used to fund $260,000 of accounts payable, prepayment penalties of $140,000 and provide working capital for Morel.

                    In conjunction with the repayment of the industrial revenue bond, the bank provided Morel with a waiver of its debt covenants through November 30, 1995, and restructured the covenants through the expiration of the agreements.

                    Morel's 1996 operating plan has been developed to improve operating efficiency and continue to broaden Morel's revenue base. Additionally, PCTH has committed to provide Morel with sufficient working capital until profitable operations are restored. Although Morel believes that its operating plan and working capital available from PCTH will be adequate to meet its 1996 working capital needs and maintain compliance with the restructured debt covenants, there can be no assurance that Morel may not experience liquidity problems because of adverse market conditions or other unfavorable events.

PCT HOLDINGS, INC. AND SUBSIDIARIES
PROFORMA COMBINED BALANCE SHEET - SUPPLEMENTAL DISCLOSURE FORM 8-K AUGUST 31, 1995 and SEPTEMBER 30, 1995, RESPECTIVELY


                                           PCT HOLDINGS       MOREL IND.
                                            unaudited         unaudited
                                         August 31, 1995    Sept. 30, 1995    COMBINED

Assets:
  Current Assets
     Cash                                  $    476,051    $     89,513   $    565,564
     Receivables                              1,621,033       1,555,739      3,176,772
     Inventory                                4,942,063         839,068      5,781,131
     Prepaid Expense                             68,936          45,972        114,908
     Other                                      281,181               0        281,181
             Total Current Assets          $  7,389,264    $  2,530,292   $  9,919,556

  Net Property, Plant & Equip                 3,209,609       6,593,842      9,803,451

  Real Estate Held for Resale                   676,253         676,253
  Cost in Excess of NBV                         462,687         462,687
  Patents, net                                  454,635               0        454,635
  Non-compete Agreement                         100,000         100,000
  Other                                         115,908          24,241        140,149
             Total Assets                  $ 12,408,356    $  9,148,375   $ 21,556,731

  Liabilities and Shareholders' Equity
  Current Liabilities
     Bank Line of Credit                              0    $    964,140   $    964,140
     Accounts Payable                      $  2,122,108       1,373,033      3,495,141
     Accrued Liabilities                        366,622         501,448        868,070
     Current Portion - LTD                    2,677,401         799,071      3,476,472
     Current Portion - C/L                       48,585               0         48,585
     Current Portion - N/P                      600,000               0        600,000
     Current Portion - Non-compete               35,000               0         35,000
              Total Current Liabilities       5,849,716       3,637,692      9,487,408

  Long Term Debt, net                           540,739       2,128,992      2,669,731
  Capital Leases, net                            51,063               0         51,063
  Deferred Sales Tax                                  0         144,891        144,891
  Non-compete Agreement, net                     65,000               0         65,000
  Deferred Rent/Taxes                           146,710         637,554        784,264
               Total Liabilities              6,653,228       6,549,129     13,202,357

  Shareholders' Equity
     Common Stock                            11,511,777          41,600     11,553,377
      Common Stock, Non-Voting                        0         175,000        175,000
      Additional Paid in Capital                      0         825,938        825,938
      Accumulated Deficit                    (5,756,649)      1,556,708     (4,199,941)
              Total Shareholders' Equity      5,755,128       2,599,246      8,354,374


              Total Liabilities & Equity   $ 12,408,356    $  9,148,375   $ 21,556,731

The accompanying notes are an integral part of the combined financial statements


PCT HOLDINGS, INC AND SUBSIDIARIES
PROFORMA COMBINED STATEMENTS OF INCOME
QUARTER ENDED AUGUST 31, 1995 AND SEPTEMBER 30, 1995, RESPECTIVELY
PCT HOLDINGS, INC AND MOREL INDUSTRIES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION FOR FORM 8-K



                                PCT HOLDINGS, INC  MOREL IND, INC.
                                         QUARTERS ENDED
                                  August 31, 1995  Sept 30, 1995
                                     unaudited      unaudited      CONSOLIDATED
                                -----------------  --------------- ------------

  NET SALES                         $ 3,456,473    $ 2,785,422     $ 6,241,895

  COST OF SALES                       2,795,475      2,669,528       5,465,003

  GROSS PROFIT                          660,998        115,894         776,892

  OPERATING EXPENSES                    808,687        245,554       1,054,241

  INCOME (LOSS) FROM OPERATIONS        (147,689)      (129,660)       (277,349)

  OTHER INCOME AND EXPENSE

       Interest Income                                   1,075           1,075

       Interest Expense                 (44,776)      (103,461)       (148,237)

       Other                                 52        (35,533)        (35,481)
                                        (44,724)      (137,919)       (182,643)

  NET INCOME(LOSS) BEFORE FEDERAL
       INCOME TAX
                                       (192,413)      (267,579)      (459,992)

  FEDERAL INCOME TAX - deferred               0         90,294         90,294

  NET INCOME (LOSS) FOR THE YEAR    ($  192,413)      (177,285)   ($  369,698)


  NET INCOME (LOSS PER SHARE        ($     0.02)   ($     0.27)   ($     0.06)


The accompanying notes are an integral part of the proforma combined financial statements

PCT HOLDINGS, INC. AND SUBSIDIARIES
PROFORMA COMBINED STATEMENTS OF CASH FLOW
PCT HOLDINGS, INC. AND MOREL INDUSTRIES, INC.
FIRST QUARTER ENDED AUGUST 31 AND SEPTEMBER 30, 1995, RESPECTIVELY SUPPLEMENTAL FINANCIAL INFORMATION FOR FORM 8-K

                                                                  PCT HOLDINGS         MOREL IND            CONSOLIDATED
                                                                          Quarters Ending
                                                                 August 31, 1995      Sept 30, 1995
                                                                    Unaudited           Unaudited             Unaudited

  CASH FLOW FROM OPERATING ACTIVITIES

    Net Cash Provided by (Used in) Operating Activities           ($  741,800)         $    54,017          ($  687,783)

  CASH FLOW FROM INVESTING ACTIVITIES

       Purchase of Property and Equipment                            (293,661)             (16,540)            (310,201)
       Proceeds from Sale and Relocation of Foundry                                        126,000              126,000
       Other Changes, net                                             (74,299)                                  (74,299)

    Net Cash Provided by (Used in) Investing Activities              (367,960)             109,460             (258,500)

  CASH FLOW FROM FINANCING ACTIVITIES

       Payments of Debt and Capital Leases                            (72,447)            (221,390)            (293,837)
       Proceeds from Financing Debt                                    86,250                                    86,250
       Sale of Common Stock                                           493,371                                   493,371
       Other Changes, net                                                                   (4,399)              (4,399)

    Net Cash Provided by (Used in) Financing
       Activities                                                     507,174             (225,789)             281,385

  NET INCREASE (DECREASE) IN CASH                                    (602,586)             (62,312)            (664,898)

  CASH, beginning of period                                         1,078,637              151,825            1,230,462

  CASH, end of period                                             $   476,051          $    89,513          $   565,564

The accompanying notes are an integral part of the proforma combined financial statements

PCT HOLDINGS, INC. AND SUBSIDIARIES
PROFORMA COMBINED BALANCE SHEET - SUPPLEMENTAL DISCLOSURE FORM 8-K MAY 31, 1995 and JUNE 30, 1995, RESPECTIVELY

                                        PCT HOLDINGS     MOREL IND.
                                          audited         audited
                                        May 31, 1995   June 30, 1995      COMBINED

Assets:
Current Assets
  Cash                                 $  1,078,637    $    151,825   $  1,230,462
  Receivables                             1,075,999       1,521,527      2,597,526
  Inventory                               4,375,162         936,311      5,311,473
  Prepaid Expense                            39,721         112,728        152,449
  Other                                     278,795         473,045        751,840
       Total Current Assets            $  6,848,314    $  3,195,436   $ 10,043,750

Net Property, Plant & Equip               3,008,122       6,667,079      9,675,201

Real Estate Held for Resale                 676,253                        676,253
Patents, net                                478,092                        478,092
Costs in Excess of NBV                      462,687                        462,687
Non-compete Agreement                       100,000                        100,000
Other                                        56,444          24,745         81,189
       Total Assets                    $ 11,629,912    $  9,887,260   $ 21,517,172

Liabilities and Shareholders' Equity
  Current Liabilities
    Bank Line of Credit                                $    968,539   $    968,539
    Accounts Payable                   $  1,527,467       1,106,331      2,633,798
    Accrued Liabilities                     518,065         540,622      1,058,687
    Current Portion - LTD                 2,448,000       1,001,781      3,449,781
    Current Portion - C/L                    51,000                         51,000
    Current Portion - N/P                   510,000                        510,000
    Current Portion - Non-Com                35,000                         35,000
       Total Current Liabilities          5,089,532       3,617,273      8,706,805

  Long Term Debt, net                       319,574       2,147,672      2,467,246
  Capital Leases, net                       115,281                        115,281
  Notes Payable, net                        457,644                        457,644
  Non-compete Agreement, net                 65,000                         65,000
  Deferred Rent/Taxes                       128,711       1,345,784      1,474,495
     Total Liabilities                    6,175,742       7,110,729     13,286,471

  Shareholders' Equity
    Common Stock                         11,018,406          41,600     13,794,937
    Common Stock, Non-Voting                                175,000
    Additional Paid in Capital                              825,938
    Accumulated Deficit                  (5,564,236)      1,733,993     (5,564,236)
       Total Shareholders' Equity         5,454,170       2,776,531      8,230,701


     Total Liabilities & Equity        $ 11,629,912    $  9,887,260   $ 21,517,172


The accompanying notes are an integral part of the combined financial statements

PCT HOLDINGS, INC AND SUBSIDIARIES
PROFORMA COMBINED STATEMENTS OF INCOME
FISCAL YEAR ENDED MAY 31, 1995 AND JUNE 30, 1995, RESPECTIVELY
PCT HOLDINGS, INC AND MOREL INDUSTRIES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION FOR FORM 8-K

                                 PCT HOLDINGS, INC MOREL IND, INC.
                                            YEARS ENDED
                                   May 31, 1995     June 30, 1995
                                     AUDITED          AUDITED      CONSOLIDATED

NET SALES                          $ 11,035,595    $ 10,707,838    $ 21,743,433

COST OF SALES                         9,092,157       9,622,768      18,714,925

GROSS PROFIT                          1,943,438       1,085,070       3,028,508

OPERATING EXPENSES                    2,788,940       1,189,553       3,978,493

INCOME (LOSS) FROM OPERATIONS          (845,502)       (104,483)       (949,985)

OTHER INCOME AND EXPENSE

Interest Income                          74,352          30,844         105,196

Interest Expense                       (356,360)       (267,477)       (623,837)

Gain on sale of foundry, net
of income taxes of $151,789                             323,529         323,529

Other                                    13,835         (13,886)            (51)
                                       (268,173)         73,010        (195,163)

NET LOSS BEFORE MERGER AND EQUITY
CAPITAL COSTS
                                     (1,113,675)        (31,473)     (1,145,148)

MERGER AND EQUITY CAPITAL COSTS        (538,040)                       (538,040)

INCOME(LOSS) BEFORE FEDERAL TAX      (1,651,715)        (31,473)     (1,683,188)

FEDERAL INCOME TAX(DEFERRED)            241,000         105,586         346,586

NET INCOME (LOSS) FOR THE YEAR     ($ 1,410,715)   $     74,113    ($ 1,336,602)


INCOME(LOSS) PER SHARE OF COMMON   ($      0.41)   $       0.12    ($      0.33)
STOCK

The accompanying notes are an integral part of the combined financial statements

PCT HOLDINGS, INC. AND SUBSIDIARIES
PROFORMA COMBINED STATEMENTS OF CASH FLOW
PCT HOLDINGS, INC. AND MOREL INDUSTRIES, INC.
YEARS ENDED MAY 31 AND JUNE 30, 1995, RESPECTIVELY
SUPPLEMENTAL FINANCIAL INFORMATION FOR FORM 8-K

                                                                             PCT HOLDINGS           MOREL IND          CONSOLIDATED
                                                                                         Years Ending
                                                                               May 31, 1995        June 30, 1995
                                                                                Audited               Audited
CASH FLOW FROM OPERATING ACTIVITIES

  Net Cash Provided by (Used in)                                              ($  416,646)         $   218,595          ($  198,051)
     Operating Activities

CASH FLOW FROM INVESTING ACTIVITIES

     Purchase of Property and Equipment                                          (604,904)          (4,492,197)          (5,097,101)
     Proceeds from Sale and Relocation of Foundry                                                    2,508,860            2,508,860
     Proceeds from Sale of Property and Equipment                                                                                 0
     Payment of Relocation Costs                                                                    (1,963,807)          (1,963,807)
     Purchase of Patents                                                         (461,000)                                 (461,000)
     Payments Received on Notes Receivable                                         20,159                                    20,159
     Other Changes, net                                                                                144,891              144,891

  Net Cash Provided by (Used in) Investing Activities                          (1,045,745)          (3,802,253)          (4,847,998)

CASH FLOW FROM FINANCING ACTIVITIES

     Payments of Debt and Capital Leases                                       (1,299,601)            (392,564)          (1,692,165)
     Proceeds from Financing Debt                                               2,229,336            3,438,868            5,668,204
     Proceeds from Notes Payable to Stockholders                                   50,000                                    50,000
     Net change in Note Payable                                                (1,388,779)                               (1,388,779)
     Payments on Notes Payable to Stockholders                                 (1,659,994)                               (1,659,994)
     Sale of Common Stock                                                       4,582,858                                 4,582,858
     Other Changes, net                                                                                 53,065               53,065

  Net Cash Provided by (Used in) Financing Activities                           2,513,820            3,099,369            5,613,189

NET INCREASE (DECREASE) IN CASH                                                 1,051,429             (484,289)             567,140

CASH, beginning of period                                                          27,208              636,114              663,322

CASH, end of period                                                           $ 1,078,637          $   151,825          $ 1,230,462



The accompanying notes are an integral part of the proforma combined financial statements

PCT HOLDINGS, INC. AND SUBSIDIARIES
PROFORMA COMBINED BALANCE SHEET - SUPPLEMENTAL DISCLOSURE FORM 8-K MAY 31, 1994 and JUNE 30, 1994, RESPECTIVELY

                                                                     PCT HOLDINGS                MOREL IND.
                                                                       audited                     audited
                                                                     May 31, 1994               June 30, 1994            COMBINED
Assets:
Current Assets
  Cash                                                                $     27,208             $    636,114            $    663,322
  Receivables                                                              923,894                2,313,418               3,237,312
  Inventory                                                              3,459,969                  821,021               4,280,990
  Prepaid Expense                                                           62,242                   28,970                  91,212
  Other                                                                     23,000                        0                  23,000
     Total Current Assets                                             $  4,496,313             $  3,799,523            $  8,295,836

Net Property, Plant & Equip                                              2,307,564                2,625,767               4,933,331

Note Receivable from Stkhldr                                               952,207                  111,403               1,063,610
Patents, net                                                                46,781                        0                  46,781
Other                                                                       90,666                        0                  90,666
     Total Assets                                                     $  7,893,531             $  6,536,693            $ 14,430,224

Liabilities and Shareholders' Equity
Current Liabilities
  Bank Line of Credit                                                 $  1,388,779             $    889,554            $  2,278,333
  Accounts Payable                                                         958,850                  937,286               1,896,136
  Accrued Liabilities                                                      371,417                  454,141                 825,558
  Current Portion - LTD                                                  1,008,000                  103,149               1,111,149
  Current Portion - C/L                                                  1,917,838                        0               1,917,838
  Current Portion - N/P                                                     88,000                        0                  88,000
  Pre-billed Moving Exp                                                          0                  768,500                 768,500
     Total Current Liabilities                                           5,732,884                3,152,630               8,885,514

Long Term Debt, net                                                        415,329                        0                 415,329
Capital Leases, net                                                         73,407                        0                  73,407
Notes Payable, Stockholder                                                 160,000                        0                 160,000
Deferred Rent/Taxes                                                        286,000                  681,645                 967,645
     Total Liabilities                                                   6,667,620                3,834,275              10,501,895

Shareholders' Equity
  Common Stock                                                           5,379,432                   41,600               5,421,032
  Common Stock, Non-Voting                                                       0                  175,000                 175,000
  Additional Paid in Capital                                                     0                  825,938                 825,938
  Accumulated Deficit                                                   (4,153,521)               1,659,880              (2,493,641)
     Total Shareholders' Equity                                          1,225,911                2,702,418               3,928,329

     Total Liabilities & Equity                                       $  7,893,531             $  6,536,693            $ 14,430,224


The accompanying notes are an integral part of the combined financial statements

PCT HOLDINGS, INC AND SUBSIDIARIES
PROFORMA COMBINED STATEMENTS OF INCOME
FISCAL YEAR ENDED MAY 31, 1994 AND JUNE 30, 1994, RESPECTIVELY
PCT HOLDINGS, INC AND MOREL INDUSTRIES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION FOR FORM 8-K


                                    PCT HOLDINGS, INC MOREL IND, INC.
                                              YEARS ENDED
                                       May 31, 1994    June 30, 1994
                                         AUDITED          AUDITED     COMBINED

NET SALES                             $ 2,940,019      $ 9,895,578  $12,835,597

COST OF SALES                           2,859,791        8,327,254   11,187,045

GROSS PROFIT                               80,228        1,568,324    1,648,552

OPERATING EXPENSES                        963,811        1,240,742    2,204,553

INCOME (LOSS) FROM OPERATIONS              80,228        1,568,324     (556,001)

OTHER INCOME AND EXPENSE

     Interest Income                        4,008           18,326       22,334

     Interest Expense                    (207,205)        (130,500)    (337,705)

     Realized recovery (loss) on
       investment                                          (77,471)     (77,471)

     Other                                (11,227)         (40,235)     (51,462)
                                         (214,424)        (229,880)    (444,304)

INCOME (LOSS)  BEFORE EXTRAORDINARY      (134,196)       1,338,444   (1,000,305)
ITEM

EXTRAORDINARY ITEM, gain on sale of
assets, net of applicable income
taxes of $988,134                                        1,918,142    1,918,142

NET INCOME (LOSS) BEFORE FEDERAL
INCOME TAX                               (134,196)       3,256,586      917,837

FEDERAL INCOME TAX                                         (38,708)     (38,708)

NET INCOME (LOSS) FOR THE YEAR        ($  134,196)     $ 3,217,878  $   879,129

INCOME (LOSS) PER SHARE               ($     0.60)     $      3.04  $      0.35




The accompanying notes are an integral part of the combined financial statements

PCT HOLDINGS, INC. AND SUBSIDIARIES
PROFORMA COMBINED STATEMENTS OF CASH FLOW
PCT HOLDINGS, INC. AND MOREL INDUSTRIES, INC.
YEARS ENDED MAY 31 AND JUNE 30, 1994, RESPECTIVELY
SUPPLEMENTAL FINANCIAL INFORMATION FOR FORM 8-K


                                                   PCT HOLDINGS      MOREL IND    CONSOLIDATED
                                                           Years Ending
                                                    May 31, 1994   June 30, 1994
                                                      Audited        Audited
CASH FLOW FROM OPERATING ACTIVITIES

  Net Cash Provided by (Used in)
     Operating Activities                           ($1,274,661)   ($  135,026)   ($1,409,687)

CASH FLOW FROM INVESTING ACTIVITIES

     Purchase of Property and Equipment                 (81,189)    (1,937,427)    (2,018,616)
     Proceeds from Sale and Relocation of Foundry                    3,336,528      3,336,528
     Proceeds from Sale of Property and Equipment       100,030                       100,030
     Payment of Relocation Costs                                      (512,761)      (512,761)
     Purchase of Patents                                                                    0
     Payments Received on Notes Receivable                                                  0
     Other Changes, net                                               (111,403)      (111,403)

  Net Cash Provided by (Used in)
     Investing Activities                                18,841        774,937        793,778

CASH FLOW FROM FINANCING ACTIVITIES

     Payments of Debt and Capital Leases               (322,709)      (435,660)      (758,369)
     Proceeds from Financing Debt                        88,571         89,555        178,126
     Proceeds from Notes Payable to Stockholders        616,838                       616,838
     Payments on Notes Payable to Stockholders         (287,344)                     (287,344)
     Sale of Common Stock                             1,147,206                     1,147,206
     Other Changes, net                                                                     0

  Net Cash Provided by (Used in)
     Financing Activities                             1,242,562       (346,105)       896,457

NET INCREASE (DECREASE) IN CASH                         (13,258)       293,806        280,548

CASH, beginning of period                                40,466        342,308        382,774

CASH, end of period                                 $    27,208    $   636,114    $   663,322



The accompanying notes are an integral part of the proforma consolidated financial statements

PCT HOLDINGS, INC AND SUBSIDIARIES
PROFORMA COMBINED STATEMENTS OF INCOME
QUARTER ENDED AUGUST 31, 1994 AND SEPTEMBER 30, 1994, RESPECTIVELY PCT HOLDINGS, INC AND MOREL INDUSTRIES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION FOR FORM 8-K


                                 PCT HOLDINGS, INC   MOREL IND,INC.
                                            QUARTERS ENDED
                                   August 31, 1994   Sept 30, 1994
                                     unaudited        unaudited     CONSOLIDATED

NET SALES                           $ 2,824,024      $ 2,454,330    $ 5,278,354

COST OF SALES                         2,218,324        2,386,790      4,605,114

GROSS PROFIT                            605,700           67,540        673,240

OPERATING EXPENSES                      508,948          224,920        733,868

INCOME (LOSS) FROM OPERATIONS            96,752         (157,380)       (60,628)

OTHER INCOME AND EXPENSE

     Interest Income                                      28,127         28,127

     Interest Expense                   (93,815)         (25,980)      (119,795)

     Gain on the Sale of Property                        (28,881)       (28,881)

     Other                               30,455           (7,368)        23,087
                                        (63,360)         (34,102)       (97,462)

NET INCOME (LOSS)  BEFORE FEDERAL
     INCOME TAX
                                         33,392         (191,482)      (158,090)

FEDERAL INCOME TAX                       (9,850)          61,704         51,854

NET INCOME (LOSS) FOR THE YEAR      $    23,542      ($  129,778)   ($  106,236)


INCOME (LOSS) PER SHARE             $      0.01      ($     0.20)   ($     0.03)



The accompanying notes are an integral part of the proforma combined financial statements

PCT HOLDINGS, INC. AND SUBSIDIARIES
PROFORMA COMBINED STATEMENTS OF CASH FLOW
PCT HOLDINGS, INC. AND MOREL INDUSTRIES, INC.
FIRST QUARTER ENDED AUGUST 31 AND SEPTEMBER 30, 1994, RESPECTIVELY SUPPLEMENTAL FINANCIAL INFORMATION FOR FORM 8-K

                                                    PCT HOLDINGS    MOREL IND
                                                          Quarters Ending         CONSOLIDATED
                                                       Aug 31     Sept 30, 1994
                                                      Unaudited     Unaudited       Unaudited
CASH FLOW FROM OPERATING ACTIVITIES

   Net Cash Provided by (Used in) Operating
     Activities                                     $   203,734    $   316,087    $   519,821

CASH FLOW FROM INVESTING ACTIVITIES

     Purchase of Property and Equipment                (105,611)    (1,634,288)    (1,739,899)
     Proceeds from Sale and Relocation of Foundry                       89,400         89,400
     Purchase of Patents                               (450,000)                     (450,000)

   Net Cash Provided by (Used in) Investing
     Activities                                        (555,611)    (1,544,888)    (2,100,499)

CASH FLOW FROM FINANCING ACTIVITIES

     Payments of Debt and Capital Leases               (104,404)       (26,841)      (131,245)
     Proceeds from Financing Debt                     2,025,896        660,852      2,686,748
     Payments on Notes Payable to Stockholders       (1,492,838)    (1,492,838)
     Sale of Common Stock                               410,000                       410,000

   Net Cash Provided by (Used in) Financing
     Activities                                         838,654        634,011      1,472,665

NET INCREASE (DECREASE) IN CASH                         486,777       (594,790)      (108,013)

CASH, beginning of period                                27,208        636,114        663,322

CASH, end of period                                 $   513,985    $    41,324    $   555,309


The accompanying notes are an integral part of the proforma combined financial statements

     B.   Exhibits

          The following are filed as exhibits to this Amendment No. 1:

          23.1 Consent of Moss Adams LLP.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PCT HOLDINGS, INC.


                                   By: /s/ Donald A. Wright
                                      ----------------------------------
                                      Donald A. Wright
                                      President and Chief Executive Officer

Dated:  February 14, 1996

                               EXHIBIT INDEX


Exhibit                                                     Sequential
Number                        Description                   Page

23.1      Consent of Moss Adams LLP.